Exhibit 99.1

Investor Relations Contact:
Erik Yohe
214-525-4634
eyohe@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for First Quarter 2021

DALLAS — (BUSINESS WIRE) April 22, 2021 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the first quarter 2021. Hilltop produced income from continuing operations to common stockholders of $120.3 million, or $1.46 per diluted share, for the first quarter of 2021, compared to $46.5 million, or $0.51 per diluted share, for the first quarter of 2020. Hilltop’s financial results from continuing operations for the first quarter of 2021 reflected a significant increase in mortgage origination segment net gains from sale of loans and other mortgage production income, while the first quarter of 2020 results included a build in the allowance for credit losses associated with the impact of macroeconomic forecast assumptions attributable to the market disruption and economic uncertainties caused by COVID-19.

Including income from discontinued operations related to the former insurance business, income applicable to common stockholders was $120.3 million, or $1.46 per diluted share, for the first quarter of 2021, compared to $49.6 million, or $0.55 per diluted share, for the first quarter of 2020.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.12 per common share, payable on May 28, 2021, to all common stockholders of record as of the close of business on May 14, 2021. Additionally, during the first quarter of 2021, Hilltop paid $5.0 million to repurchase an aggregate of 149,878 shares of its common stock at an average price of $33.01 per share pursuant to the 2021 stock repurchase program. These shares were returned to the pool of authorized but unissued shares of common stock.

The COVID-19 pandemic has negatively impacted financial markets and overall economic conditions, and is expected to continue to have implications on our business and operations. The extent of the impact of COVID-19 on our operational and financial performance for the remainder of 2021 is dependent on certain developments, including, among others, the ongoing distribution and effectiveness of vaccines, government stimulus, the ultimate impact of COVID-19 on our customers and clients, potential further disruption and deterioration in the financial services industry, including the mortgage servicing and commercial paper markets, and additional, or extended, federal, state and local government orders and regulations that might be imposed in response to the pandemic, all of which are uncertain.

Jeremy B. Ford, President and CEO of Hilltop, said, “Hilltop’s results in the first quarter reflect the focus of our teammates across Hilltop on serving our clients and executing on our strategic initiatives. The mortgage origination segment had another exceptional quarter, generating $6.2 billion of production volume, a year-over-year increase of 71%, and $93 million of pre-tax income. The banking segment generated $65 million of pre-tax income, including a $5 million reduction in credit reserves, and delivered an efficiency ratio below 50%. The banking team also continued to support its clients through the origination of approximately $200 million of additional PPP loans, bringing the total PPP originations since the inception of the program to approximately $900 million. Additionally, the broker-dealer segment generated $18 million of pre-tax income, as its structured finance and public finance services businesses produced revenue growth versus the prior year in a very volatile interest rate market.

“Overall, we are very pleased with the strong start to 2021, as our diversified, yet integrated, business model continues to generate solid results for our shareholders. At Hilltop, we are focused on value creation over the long-term and will continue to make investments in people and technology for prudent future growth.”

First Quarter 2021 Highlights for Hilltop:

●	For the first quarter of 2021, net gains from sale of loans and other mortgage production income and mortgage loan origination fees within our mortgage origination segment was $310.2 million, compared to $179.0 million in the first quarter of 2020, a 73.3% increase;
o	Mortgage loan origination production volume was $6.2 billion during the first quarter of 2021, compared to $3.6 billion in the first quarter of 2020.

●	The reversal of credit losses was $5.1 million during the first quarter of 2021, compared to a reversal of credit losses of $3.5 million in the fourth quarter of 2020;
o	The reversal of credit losses during the first quarter of 2021 primarily reflected improvements in loan portfolio macroeconomic forecast assumptions from the prior quarter, partially offset by slower prepayment assumptions on certain portfolios, changes in risk rating grades and updated realizable values.
●	Hilltop’s consolidated annualized return on average assets and return on average equity for the first quarter of 2021 were 2.90% and 20.58%, respectively, compared to 1.47% and 9.38%, respectively, for the first quarter of 2020;
●	Hilltop’s book value per common share increased to $29.41 at March 31, 2021, compared to $28.28 at December 31, 2020;
●	Hilltop’s total assets were $17.7 billion at March 31, 2021, compared to $16.9 billion at December 31, 2020;
●	Loans[1], net of allowance for credit losses, were $7.1 billion at both March 31, 2021 and December 31, 2020;
o	Includes supporting our impacted banking clients through funding of over 3,950 loans through both rounds of the Paycheck Protection Program, or PPP, with a remaining balance of approximately $492 million as of March 31, 2021, compared to approximately $487 million as of December 31, 2020;
o	Through April 16, 2021, the SBA had approved approximately 2,270 initial round PPP forgiveness applications from the Bank totaling approximately $420 million, with PPP loans of approximately $185 million pending SBA review and approval.
●	Non-performing loans were $79.9 million, or 0.77% of total loans, at March 31, 2021, compared to $79.9 million, or 0.76% of total loans, at December 31, 2020;
●	We further supported our impacted banking clients through the approval of COVID-19 related loan modifications of approximately $1.0 billion, resulting in a portfolio of active deferrals that have not reached the end of their deferral period of approximately $130 million as of March 31, 2021, compared to approximately $240 million in active deferment as of December 31, 2020;
o	While the majority of the portfolio of COVID-19 related loan modifications no longer require deferral, such loans may continue to represent elevated risk, and therefore management continues to monitor these loans;
o	The extent of these loans progressing into non-performing loans during future periods is uncertain.
●	Loans held for sale decreased by 8.9% from December 31, 2020 to $2.5 billion at March 31, 2021;
●	Total deposits were $11.7 billion at March 31, 2021, compared to $11.2 billion at December 31, 2020;
●	Hilltop maintained strong capital levels[2] with a Tier 1 Leverage Ratio[3] of 13.01% and a Common Equity Tier 1 Capital Ratio of 19.63% at March 31, 2021;
●	Hilltop’s consolidated net interest margin[4] decreased to 2.69% for the first quarter of 2021, compared to 2.71% in the fourth quarter of 2020;
●	For the first quarter of 2021, noninterest income from continuing operations was $417.6 million, compared to $271.7 million in the first quarter of 2020, a 53.7% increase;
●	For the first quarter of 2021, noninterest expense from continuing operations was $366.7 million, compared to $281.9 million in the first quarter of 2020, a 30.1% increase; and
●	Hilltop’s effective tax rate from continuing operations was 23.4% during the first quarter of 2021, compared to 23.1% during the same period in 2020.

Discontinued Operations

On June 30, 2020, Hilltop completed the sale of National Lloyds Corporation, or NLC, which comprised the operations of its former insurance segment, for cash proceeds of $154.1 million. During 2020, Hilltop recognized an aggregate gain associated with this transaction of $36.8 million, net of transaction costs. Accordingly, insurance segment results and its assets and liabilities have been presented as discontinued operations. The resulting book gain from this sale transaction was not recognized for tax purposes pursuant to the rules promulgated under the Internal Revenue Code.

Note: “Consolidated” refers to our consolidated financial position and consolidated results of operations, including discontinued operations and assets and liabilities of discontinued operations.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $519.9 million and $436.8 million at March 31, 2021 and December 31, 2020, respectively.

2  Capital ratios reflect Hilltop’s decision to elect the transition option as issued by the federal banking regulatory agencies in March 2020 that permits banking institutions to mitigate the estimated cumulative regulatory capital effects from CECL over a five-year transitionary period.

3  Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

4  Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(in 000's)	2021	2020	2020	2020	2020
Cash and due from banks	$1,564,489	$1,062,560	$1,277,865	$1,655,492	$524,370
Federal funds sold	396	386	420	385	401
Assets segregated for regulatory purposes	273,393	290,357	221,621	194,626	178,805
Securities purchased under agreements to resell	106,342	80,319	90,103	161,457	23,356
Securities:
Trading, at fair value	528,712	694,255	667,751	648,037	393,581
Available for sale, at fair value, net	1,715,406	1,462,205	1,310,240	1,091,348	972,318
Held to maturity, at amortized cost, net	300,088	311,944	323,299	343,198	355,110
Equity, at fair value	189	140	117	122	107
	2,544,395	2,468,544	2,301,407	2,082,705	1,721,116
Loans held for sale	2,538,986	2,788,386	2,547,975	2,592,307	2,433,407
Loans held for investment, net of unearned income	7,810,657	7,693,141	7,945,560	7,849,904	7,345,250
Allowance for credit losses	(144,499)	(149,044)	(155,214)	(156,383)	(106,739)
Loans held for investment, net	7,666,158	7,544,097	7,790,346	7,693,521	7,238,511

Broker-dealer and clearing organization receivables	1,596,817	1,404,727	1,363,478	1,222,627	1,838,789
Premises and equipment, net	213,304	211,595	208,078	210,975	215,261
Operating lease right-of-use assets	101,055	105,757	109,354	119,954	113,395
Mortgage servicing assets	142,125	143,742	127,712	81,264	30,299
Other assets	648,895	555,983	607,932	627,982	846,316
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	19,035	20,364	21,814	23,374	25,019
Assets of discontinued operations	—	—	—	—	249,758
Total assets	$17,682,837	$16,944,264	$16,935,552	$16,934,116	$15,706,250

Deposits:
Noninterest-bearing	$4,031,181	$3,612,384	$3,557,603	$3,467,500	$2,865,192
Interest-bearing	7,701,598	7,629,935	7,704,312	8,182,098	7,082,297
Total deposits	11,732,779	11,242,319	11,261,915	11,649,598	9,947,489
Broker-dealer and clearing organization payables	1,546,227	1,368,373	1,310,835	1,158,628	1,259,181
Short-term borrowings	676,652	695,798	780,109	720,164	1,329,948
Securities sold, not yet purchased, at fair value	97,055	79,789	56,023	55,340	22,768
Notes payable	401,713	381,987	396,006	450,158	244,042
Operating lease liabilities	120,339	125,450	122,402	131,411	124,123
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012
Other liabilities	595,045	632,889	502,517	409,672	408,224
Liabilities of discontinued operations	—	—	—	—	139,730
Total liabilities	15,236,822	14,593,617	14,496,819	14,641,983	13,542,517

Common stock	823	822	902	902	901
Additional paid-in capital	1,319,518	1,317,929	1,443,588	1,439,686	1,437,301
Accumulated other comprehensive income	3,486	17,763	23,790	23,813	20,939
Retained earnings	1,094,727	986,792	942,461	797,331	676,946
Deferred compensation employee stock trust, net	752	771	774	778	774
Employee stock trust	(121)	(138)	(143)	(150)	(150)
Total Hilltop stockholders' equity	2,419,185	2,323,939	2,411,372	2,262,360	2,136,711
Noncontrolling interests	26,830	26,708	27,361	29,773	27,022
Total stockholders' equity	2,446,015	2,350,647	2,438,733	2,292,133	2,163,733
Total liabilities & stockholders' equity	$17,682,837	$16,944,264	$16,935,552	$16,934,116	$15,706,250

	Three Months Ended
Consolidated Income Statements	March 31,	December 31,	September 30,	June 30,	March 31,
(in 000's, except per share data)	2021	2020	2020	2020	2020
Interest income:
Loans, including fees	$104,277	$109,328	$104,955	$107,860	$111,168
Securities borrowed	28,972	14,445	10,705	12,883	13,327
Securities:
Taxable	10,251	9,845	11,035	11,698	15,695
Tax-exempt	2,102	1,862	1,687	1,539	1,610
Other	1,321	1,381	1,446	951	3,075
Total interest income	146,923	136,861	129,828	134,931	144,875

Interest expense:
Deposits	7,741	9,269	10,700	11,947	15,124
Securities loaned	25,486	12,014	8,729	10,796	11,277
Short-term borrowings	2,013	2,154	2,346	2,367	4,744
Notes payable	4,797	4,807	4,904	3,768	2,418
Junior subordinated debentures	562	609	608	705	850
Other	642	636	641	790	126
Total interest expense	41,241	29,489	27,928	30,373	34,539

Net interest income	105,682	107,372	101,900	104,558	110,336
Provision for (reversal of) credit losses	(5,109)	(3,482)	(602)	66,026	34,549
Net interest income after provision for (reversal of) credit losses	110,791	110,854	102,502	38,532	75,787

Noninterest income:
Net gains from sale of loans and other mortgage production income	267,080	247,360	307,896	295,317	150,486
Mortgage loan origination fees	43,155	50,193	47,681	45,341	28,554
Securities commissions and fees	38,314	35,921	32,496	34,234	40,069
Investment and securities advisory fees and commissions	27,695	42,161	36,866	29,120	23,180
Other	41,341	72,296	77,772	64,113	29,424
Total noninterest income	417,585	447,931	502,711	468,125	271,713

Noninterest expense:
Employees' compensation and benefits	270,353	291,489	294,907	276,893	196,356
Occupancy and equipment, net	24,429	27,596	26,124	26,174	19,522
Professional services	13,585	21,927	17,522	15,737	14,798
Other	58,295	61,336	60,792	51,405	51,225
Total noninterest expense	366,662	402,348	399,345	370,209	281,901

Income from continuing operations before income taxes	161,714	156,437	205,868	136,448	65,599
Income tax expense	37,770	39,295	46,820	31,808	15,148
Income from continuing operations	123,944	117,142	159,048	104,640	50,451
Income from discontinued operations, net of income taxes	—	3,734	736	30,775	3,151
Net income	123,944	120,876	159,784	135,415	53,602
Less: Net income attributable to noncontrolling interest	3,599	4,431	6,505	6,939	3,966
Income attributable to Hilltop	$120,345	$116,445	$153,279	$128,476	$49,636

Earnings per common share:
Basic:
Earnings from continuing operations	$1.46	$1.31	$1.69	$1.08	$0.51
Earnings from discontinued operations	—	0.04	0.01	0.34	0.04
	$1.46	$1.35	$1.70	$1.42	$0.55
Diluted:
Earnings from continuing operations	$1.46	$1.30	$1.69	$1.08	$0.51
Earnings from discontinued operations	—	0.05	0.01	0.34	0.04
	$1.46	$1.35	$1.70	$1.42	$0.55

Cash dividends declared per common share	$0.12	$0.09	$0.09	$0.09	$0.09

Weighted average shares outstanding:
Basic	82,169	86,269	90,200	90,164	90,509
Diluted	82,657	86,420	90,200	90,164	90,550

	Three Months Ended March 31, 2021
Segment Results			Mortgage		All Other and	Continuing
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Operations
Net interest income (expense)	$103,884	$10,514	$(7,098)	$(4,692)	$3,074	$105,682
Provision for (reversal of) credit losses	(5,175)	66	—	—	—	(5,109)
Noninterest income	11,324	98,623	310,444	506	(3,312)	417,585
Noninterest expense	55,788	91,404	210,334	9,588	(452)	366,662
Income (loss) from continuing operations before taxes	$64,595	$17,667	$93,012	$(13,774)	$214	$161,714

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Selected Financial Data	2021	2020	2020	2020	2020

Hilltop Consolidated (1):
Return on average stockholders' equity	20.58%	20.56%	25.94%	23.32%	9.38%
Return on average assets	2.90%	2.83%	3.71%	3.30%	1.47%
Net interest margin (2)	2.69%	2.71%	2.56%	2.80%	3.41%
Net interest margin (taxable equivalent) (3):
As reported	2.69%	2.72%	2.57%	2.81%	3.42%
Impact of purchase accounting	13 bps	15 bps	10 bps	10 bps	22 bps
Book value per common share ($)	29.41	28.28	26.72	25.08	23.71
Shares outstanding, end of period (000's)	82,261	82,185	90,238	90,222	90,108
Dividend payout ratio (4)	8.19%	6.67%	5.30%	6.32%	16.41%

Banking Segment:
Net interest margin (2)	3.30%	3.37%	3.03%	3.11%	3.81%
Net interest margin (taxable equivalent) (3):
As reported	3.31%	3.38%	3.03%	3.12%	3.82%
Impact of purchase accounting	17 bps	20 bps	13 bps	12 bps	30 bps
Accretion of discount on loans ($000's)	4,851	5,629	3,346	3,217	6,639
Net recoveries (charge-offs) ($000's)	564	(2,688)	(567)	(16,382)	(1,508)
Return on average assets	1.48%	1.37%	1.14%	-0.42%	0.33%
Fee income ratio	9.8%	10.2%	9.2%	10.2%	8.5%
Efficiency ratio	48.4%	53.0%	52.7%	54.1%	55.5%
Employees' compensation and benefits ($000's)	30,992	34,007	29,808	31,583	32,347

Broker-Dealer Segment:
Net revenue ($000's) (5)	109,137	150,070	149,190	132,624	99,382
Employees' compensation and benefits ($000's)	66,027	87,469	88,063	79,697	56,550
Variable compensation expense ($000's)	37,412	60,295	60,774	52,372	32,024
Compensation as a % of net revenue	60.5%	58.3%	59.0%	60.1%	56.9%
Pre-tax margin (6)	16.2%	22.8%	23.7%	21.0%	18.3%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	2,902,710	3,683,564	4,183,560	3,204,573	2,341,847
Refinancings	3,281,395	3,114,630	2,266,793	2,894,486	1,280,741
Total mortgage loan originations - volume	6,184,105	6,798,194	6,450,353	6,099,059	3,622,588
Mortgage loan sales - volume ($000's)	6,350,837	6,571,234	6,521,773	5,934,914	3,486,249
Net gains from mortgage loan sales (basis points):
As reported	388	448	440	368	325
Impact of sales to banking segment	(10)	(3)	(1)	(1)	(13)
Mortgage servicing rights asset ($000's) (7)	142,125	143,742	127,712	81,263	30,299
Employees' compensation and benefits ($000's)	166,248	163,822	161,738	160,824	100,328
Variable compensation expense ($000's)	115,486	116,736	116,275	113,826	58,280

(1)	Ratios and financial data presented on a consolidated basis. For all 2020 periods presented, information includes discontinued operations and as of March 31, 2020 those assets and liabilities of discontinued operations.
(2)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(3)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.2 million, $0.3 million, $0.3 million, $0.3 million, and $0.3 million, respectively, for the periods presented and for the banking segment were $0.2 million, $0.2 million, $0.2 million, $0.2 million, and $0.2 million, respectively, for the periods presented.
(4)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(5)	Net revenue is defined as the sum of total broker-dealer net interest income and total broker-dealer noninterest income.
(6)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(7)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	March 31,	December 31,	September 30,	June 30,	March 31,
Capital Ratios	2021	2020	2020	2020	2020
Tier 1 capital (to average assets):
PlainsCapital	10.50%	10.44%	10.19%	10.37%	12.06%
Hilltop	13.01%	12.64%	13.03%	12.60%	13.03%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.74%	14.40%	14.64%	14.03%	13.33%
Hilltop	19.63%	18.97%	19.85%	18.46%	15.96%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.74%	14.40%	14.64%	14.03%	13.33%
Hilltop	20.22%	19.57%	20.46%	19.06%	16.38%
Total capital (to risk-weighted assets):
PlainsCapital	15.64%	15.27%	15.49%	14.88%	14.26%
Hilltop	22.96%	22.34%	23.22%	21.82%	17.00%

	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Performing Assets Portfolio Data	2021	2020	2020	2020	2020
Loans accounted for on a non-accrual basis ($000's) (1):
Commercial real estate	10,668	11,133	14,079	13,743	23,352
Commercial and industrial	36,144	34,049	38,708	32,259	47,121
Construction and land development	501	507	528	1,404	1,402
1-4 family residential	30,937	32,263	28,707	20,552	15,237
Consumer	26	28	53	308	310
Broker-dealer	—	—	—	—	—
	78,276	77,980	82,075	68,266	87,422
Troubled debt restructurings included in accruing loans held for investment ($000's)	1,584	1,954	1,919	2,025	2,286
Non-performing loans ($000's)	79,860	79,934	83,994	70,291	89,708

Non-performing loans as a % of total loans	0.77%	0.76%	0.80%	0.67%	0.92%

Other real estate owned ($000's)	19,899	21,289	25,387	26,602	15,429

Other repossessed assets ($000's)	—	101	239	315	315

Non-performing assets ($000's)	99,759	101,324	109,620	97,208	105,452

Non-performing assets as a % of total assets	0.56%	0.60%	0.65%	0.57%	0.67%

Loans past due 90 days or more and still accruing ($000's)	265,230	243,630	187,105	124,682	101,300

(1)	Loans accounted for on a non-accrual basis do not include COVID-19 related loan modifications. The Bank’s COVID-19 payment deferral programs allow for a deferral of principal and/or interest payments with such deferred principal payments due and payable on the maturity date of the existing loan. During the first quarter of 2021, the Bank’s actions included approval of COVID-19 related loan modifications, resulting in active loan modifications of approximately $130 million as of March 31, 2021, down from approximately $240 million as of December 31, 2020. The extent to which these measures will impact the Bank is uncertain, and any progression of loans, whether receiving COVID-19 payment deferrals or not, into non-accrual status, during future periods is uncertain and will depend on future developments that cannot be predicted.

	Three Months Ended March 31,
	2021			2020
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$2,573,085	$16,233	2.52%	$1,619,644	$15,631	3.86%
Loans held for investment, gross (2)	7,645,883	88,044	4.62%	7,262,282	95,538	5.23%
Investment securities - taxable	2,267,709	10,233	1.80%	1,798,897	16,606	3.69%
Investment securities - non-taxable (3)	284,001	2,280	3.21%	208,863	1,902	3.64%
Federal funds sold and securities purchased under agreements to resell	93,525	—	0.00%	60,943	134	0.89%
Interest-bearing deposits in other financial institutions	1,565,879	582	0.15%	461,775	1,512	1.32%
Securities borrowed	1,452,704	28,972	7.98%	1,568,737	13,327	3.36%
Other	49,916	762	6.18%	78,595	1,512	7.72%
Interest-earning assets, gross (3)	15,932,702	147,106	3.70%	13,059,736	146,162	4.45%
Allowance for credit losses	(149,397)			(74,430)
Interest-earning assets, net	15,783,305			12,985,306
Noninterest-earning assets	1,559,039			1,633,387
Total assets	$17,342,344			$14,618,693

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,626,575	$7,741	0.41%	$6,264,827	$15,125	0.97%
Securities loaned	1,355,945	25,486	7.62%	1,474,988	11,277	3.07%
Notes payable and other borrowings	1,130,068	8,014	2.85%	1,368,038	8,544	2.50%
Total interest-bearing liabilities	10,112,588	41,241	1.65%	9,107,853	34,946	1.54%
Noninterest-bearing liabilities
Noninterest-bearing deposits	3,729,994			2,730,975
Other liabilities	1,101,972			633,722
Total liabilities	14,944,554			12,472,550
Stockholders’ equity	2,371,281			2,121,877
Noncontrolling interest	26,509			24,266
Total liabilities and stockholders' equity	$17,342,344			$14,618,693

Net interest income (3)		$105,865			$111,216
Net interest spread (3)			2.05%			2.91%
Net interest margin (3)			2.69%			3.42%

(1)	Information presented on a consolidated basis. For the three months ended March 31, 2020, information includes discontinued operations and those assets and liabilities classified of discontinued operations.
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rates for the periods presented. The adjustment to interest income was $0.2 million and $0.3 million for the three months ended March 31, 2021 and 2020, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, April 23, 2021. Hilltop President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review first quarter 2021 financial results. Interested parties can access the conference call by dialing 1-877-508-9457 (domestic) or 1-412-317-0789 (international). The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Momentum Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At March 31, 2021, Hilltop employed approximately 4,980 people and operated approximately 430 locations in 47 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol “HTH.” Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building,” “could,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “probable,” “progressing,” “projects,” “seeks,” “should,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the COVID-19 pandemic and the response of governmental authorities to the pandemic, which have caused and are causing significant harm to the global economy and our business; (ii) the credit risks of lending activities, including our ability to estimate credit losses, as well as the effects of, and trends in, loan delinquencies and write-offs; (iii) effectiveness of our data security controls in the face of cyber attacks; (iv) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (v) risks associated with concentration in real estate related loans; and (vi) changes in the interest rate environment and transitions away from the London Interbank Offered Rate. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.